Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Offering Statement on Form 1-A of our report dated December 18, 2019, relating to the consolidated financial statements of Direct Communication Solutions, Inc. appearing in the Offering Circular, which is part of this Offering Statement and to the reference to us under the heading “Experts” in such Offering Circular.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants

Vancouver, Canada

December 18, 2019